                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                     INNOVATIVE SOLUTIONS AND SUPPORT, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                     INNOVATIVE SOLUTIONS AND SUPPORT, INC.
                             720 Pennsylvania Drive
                           Exton, Pennsylvania 19341
                                  610-646-9800

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          ----------------------------

Dear Shareholder:

   You are invited to attend the Annual Meeting of Shareholders of Innovative Solutions and Support, Inc.

     Date:    Thursday, March 31, 2005

     Time:    10:00 a.m., Eastern Standard Time

     Place:   720 Pennsylvania Drive, Exton, Pennsylvania 19341

Purposes of the Meeting:

     o To elect two Class II directors to our Board of Directors for a term of three (3) years and until their successors are duly elected and qualified, and

     o To increase the number of shares authorized for issuance under the Company's 1998 Stock Option Plan from 1,259,350 to 2,259,350, and

     o To transact any other business that may properly come before the meeting.

Record Date:

   February 15, 2005 is the record date for the meeting. This means that holders of our common stock at the close of business on that date are entitled to:

     o  receive notice of the meeting; and

     o vote at the meeting and any adjournment or postponement of the meeting.

   In the event that the meeting is adjourned for one or more periods totaling at least 15 days due to the fact that there is not a proper quorum, the shareholders entitled to vote who attend the adjourned meeting, even if there is not a proper quorum, shall constitute a quorum for the purpose of acting upon any of the named matters above.

Proxy Solicitation:

   The enclosed proxy is solicited by our Board of Directors.

Annual Report:

   We have enclosed a copy of our 2004 annual report on Form 10-K, which is not a part of the proxy soliciting materials.

Voting:

   Your vote is important. Please sign, date and return your proxy card promptly so your shares can be represented, even if you plan to attend the meeting. Please see the proxy card for instructions on how to vote. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement or by attending the meeting and voting in person.

                                                       Geoffrey S.M. Hedrick
                                                       Chairman of the Board
                                                       and Chief Executive
                                                       Officer

February 28, 2005

                     INNOVATIVE SOLUTIONS AND SUPPORT, INC.
                             720 Pennsylvania Drive
                           Exton, Pennsylvania 19341
                                  610-646-9800


                               TABLE OF CONTENTS


About the Meeting ........................................................    1

Security Ownership of Principal Shareholders .............................    3

Security Ownership of Management .........................................    3

Section 16(A) Beneficial Ownership Reporting Compliance ..................    4

Election of Directors ....................................................    5

 Directors and Nominees ..................................................    5

 Committees of the Board of Directors ....................................    6

 Executive Officers ......................................................    9

Executive Compensation ...................................................    11

Stock Performance Graph ..................................................    14

Report of the Compensation Committee .....................................    15

Report of the Audit Committee ............................................    16

Related Party Transactions ...............................................    17

Shareholder Proposals for 2005 Annual Meeting and Other Matters ..........    17

Independent Auditors .....................................................    18

Exhibits .................................................................   A-1

                     INNOVATIVE SOLUTIONS AND SUPPORT, INC.
                             720 Pennsylvania Drive
                           Exton, Pennsylvania 19341
                                 (610) 646-9800


                                ----------------
                                PROXY STATEMENT
                                      for
                         Annual Meeting of Shareholders
                                 March 31, 2005
                                ----------------

   We are sending you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote your shares at our 2005 annual meeting of shareholders. The annual meeting will be held on March 31, 2005 at 10:00 a.m., local time, at our corporate offices at 720 Pennsylvania Drive, Exton, Pennsylvania. We began mailing this proxy statement and the proxy card on or about February 28, 2005.

                               ABOUT THE MEETING


Who can vote?

   You can vote if, as of the close of business on February 15, 2005, you were a shareholder of record of our common stock. On that date, 11,852,095 shares of our common stock were outstanding and entitled to vote. We do not have any other classes of voting stock outstanding other than our common stock. Each share of common stock is entitled to one vote, and there are no cumulative voting rights when voting for directors.

   If you and other residents at your mailing address own shares of common stock in "street name," your broker or bank may have notified you that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice is known as "householding." Unless you responded that you did not want to participate in "householding," you were deemed to have consented to the process. Each shareholder will continue to receive a separate proxy card or voting instruction card.

   If you did not receive an individual copy of this year's proxy statement or our annual report, we will send a copy to you if you address a written request to our Chief Financial Officer, James J. Reilly, 720 Pennsylvania Drive, Exton, Pennsylvania 19341, telephone (610) 646-9800.

   If you would like to receive your own set of the Company's future annual report and proxy statement, or if you share an address with another Company shareholder and together both of you would like to receive only a single set of the Company's annual disclosure documents, you should contact your broker or bank or you may contact the Company at the above address and phone number.

What constitutes a quorum?

   The presence at the annual meeting, in person or by proxy, of a majority of the outstanding shares as of the record date must be present to hold the annual meeting. Abstentions from voting and broker "non-votes" will be counted toward a quorum. A broker "non-vote" occurs when the nominee holding a shareholder's shares does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the shareholder.

What vote is required and what is the method of calculation?

   The nominees for director who receive a plurality of the shares of common stock present or represented by proxy at the annual meeting will be elected. Approval of each other matter to be voted on at the annual meeting requires the affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote at the annual meeting. Abstentions or broker "non-votes" will not be counted for or against matters to be acted on at the annual meeting.

What matters will be voted on?

   Our Board does not intend to bring any other matters before the annual meeting except the matter listed in the notice, and the Board is not aware of anyone else who will submit any other matters to be voted on. However, if any other matters properly come before the annual meeting, the people named on the proxy card, or their substitutes, will be authorized to vote on those matters in their own judgment.

How do I vote by proxy?

   When you return your properly signed and dated proxy card prior to the annual meeting, your shares will be voted in accordance with your instructions marked on the proxy card. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted as recommended by the Board of Directors. You may also vote electronically through the Internet by following the instructions included with your proxy card.

Can I change my vote after I return my proxy card?

   Yes. You can change or revoke your proxy at any time before the annual meeting either by notifying our Secretary in writing or by sending another executed proxy dated later than the first proxy card. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Can I vote in person at the annual meeting instead of voting by proxy?

   Yes. However, we encourage you to complete and return the enclosed proxy card to ensure that your shares are represented and voted. If you attend the annual meeting in person, you may then vote in person even though you returned your proxy card.

Who pays for this proxy solicitation?

   We do. We will pay all costs in connection with the meeting, including the cost of preparing, assembling and mailing proxy materials, handling and tabulating the proxies returned, and charges of brokerage houses, nominees and fiduciaries in forwarding proxy materials to our beneficial owners.

Who can help answer your questions?

   If you have questions about the annual meeting or would like additional copies of this proxy statement, you should contact our Chief Financial Officer, James J. Reilly, 720 Pennsylvania Drive, Exton, Pennsylvania 19341, telephone (610) 646-9800.

Annual Report

   Our annual report to shareholders accompanies this proxy statement. On written request, we will provide, without charge, a copy of our annual report on Form 10-K for the year ended September 30, 2004 (including a list briefly describing the exhibits thereto), filed with the Securities and Exchange Commission (the SEC), to any record holder or beneficial owner of our common stock on February 15, 2005, the record date, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of our Chief Financial Officer at the address set forth above.

Security Ownership of Principal Shareholders

   The following table sets forth certain information with respect to the beneficial ownership, as of February 15, 2005, of each person who we knew to be the beneficial owner of more than 5% of our common stock. Each of the shareholders named below has sole voting and investment power with respect to such shares, unless otherwise indicated.

                                                               Common Stock
                                                          ----------------------
                                                          Number of   Percent of
Name of Beneficial Owner                                   Shares      Class (1)
------------------------                                  ---------   ----------
Geoffrey S. M. Hedrick (2) ...........................    2,667,584      22.5%

---------------

(1) As used in this table, beneficial ownership means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition, of a security). A person is deemed as of any date to have beneficial ownership of any security that such person has the right to acquire within 60 days after such date. Percentage ownership is based upon 11,852,095 shares of common stock outstanding as of February 15, 2005.

(2) Mr. Hedrick's address is c/o Innovative Solutions and Support, Inc., 720 Pennsylvania Drive, Exton, PA 19341. Includes options to purchase 800 shares, which were exercisable as of February 15, 2005, or within 60 days from such date.

Security Ownership of Management

   The following table sets forth certain information with respect to the beneficial ownership as of February 15, 2005 of (i) each director, (ii) our chief executive officer and each other executive officer who earned more than $100,000 during fiscal year 2004 (collectively, the "Named Executive Officers") and (iii) all the directors and executive officers as a group. Each of the shareholders named below has sole voting and investment power with respect to such shares.


Name of Beneficial Owner                 Number of Shares   Percent of Class (1)
------------------------                 ----------------   --------------------
Geoffrey S. M. Hedrick ..............       2,667,584               22.5%
James J. Reilly .....................          91,499(2)               *
Robert E. Mittelstaedt, Jr. .........          79,628                  *
Roman G. Ptakowski ..................          60,000(3)               *
Benjamin A. Cosgrove ................          40,619                  *
Winston J. Churchill ................          37,293                  *
Robert H. Rau .......................           5,372                  *
Glen R. Bressner ....................          11,934                  *
Ivan M. Marks .......................           5,125                  *
All executive officers and directors
  as a group (9 persons).............       3,009,054(4)            25.1%

---------------

*    Less than 1%.

(1) As used in this table, beneficial ownership means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition, of a security). A person is deemed as of any date to have beneficial ownership of any security that such person has the right to acquire within 60 days after such date. Percentage ownership is based upon 11,852,095 shares of common stock outstanding as of February 15, 2005.

(2) Includes options to purchase 88,499 shares, which were exercisable as of February 15, 2005, or within 60 days from such date.

(3) Represents the total number of outstanding options to purchase shares, which were exercisable as of February 15, 2005, or within 60 days from such date.

(4) Includes options to purchase 149,299 shares, which were exercisable as of February 15, 2005, or within 60 days from such date.

Section 16(A) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers (as defined under Section 16(a) of the Securities Exchange Act), directors and persons who own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the forms we have received and on written representations from certain reporting persons that no such forms were required for them, we believe that during fiscal year 2004, all of the Section 16(a) filing requirements applicable to our officers, directors and 10% beneficial owners were complied with by such persons.

                             ELECTION OF DIRECTORS

                             (Item 1 on Proxy Card)


   At the annual meeting, the shareholders will elect (three) Class II directors to hold office until the annual meeting of shareholders in 2008 and until their respective successors have been duly elected and qualified. The Board is divided into three classes serving staggered three-year terms, the term of one class of directors to expire each year. The term of the Class II directors expires at the 2005 annual meeting of shareholders. Upon the recommendation of the Nominating/Corporate Governance Committee, the Board has nominated Messrs. Glen R. Bressner, Robert E. Mittelstaedt, Jr. and William C. Bowes to serve as directors. Each individual is currently serving as a Class II director and has indicated a willingness to continue serving as a director. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted "FOR" the election of Messrs. Bressner, Mittelstaedt and Bowes. The three nominees receiving a plurality of the votes cast for director will be elected. Should any of the nominees become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that they represent for the election of such other person as the Board may recommend. The Board of Directors recommends voting "FOR" the nominees for Class II directors.

Directors and Nominees

   The current members of the Board of Directors, including the nominees for Class II directors, together with certain information about them, are set forth below:


                                                                            Director     Term
Name                                                                 Age     Since      Expires       Positions with the Company
----                                                                 ---    --------    -------   ---------------------------------
Class I Directors
Ivan M. Marks ....................................................    63      1996       2007     Director
Robert H. Rau ....................................................    68      2001       2007     Director

Class II Directors
Glen R. Bressner .................................................    44      1999       2005     Director
Robert E. Mittelstaedt, Jr .......................................    61      1989       2005     Director

Class III Directors
Geoffrey S. M. Hedrick ...........................................    62      1988       2006     Director, Chairman of the
                                                                                                  Board and Chief Executive Officer
Winston J. Churchill .............................................    64      1990       2006     Director
Benjamin A. Cosgrove .............................................    78      1992       2006     Director


   Ivan M. Marks. Mr. Marks retired January 31, 2005 as Vice President-Controller of Parker Aerospace Group, which is the aerospace segment of Parker Hannifin Corporation, a position he held since 1979. Mr. Marks holds a Bachelor of Science degree in Business Administration from Drake University and is a Certified Public Accountant.

   Robert H. Rau. Mr. Rau retired December 31, 1998 as President of the Aerostructures Group of The Goodrich Company. Prior to its merger with Goodrich, Mr. Rau was President and Chief Executive Officer of Rohr, Inc. from 1993 to 1997. Before joining Rohr, he was an Executive Vice President of Parker Hannifin Corporation and President of its Aerospace Sector. In addition, Mr. Rau is a past member of the Board of Governors of the Aerospace Industries Association, a past Chairman of the General Aviation Manufacturers Association, a member of the Board of Trustees of Whittier College and a member of the Board of Directors of Goodrich Aerospace Europe and HCC Industries, Inc. and Chairman of the International Advisory Panel of Singapore Aerospace. Mr. Rau received a Bachelor of Arts degree in Business Administration from Whittier College in 1962.

   Glen R. Bressner. Mr. Bressner has been a partner of Mid-Atlantic Venture Funds, a venture capital firm, since 1997. Mr. Bressner is also a partner of NEPA Venture Fund, L.P., a venture capital firm, a position he has held since 1985. From 1996 to 1997, Mr. Bressner served as the Chairman of the Board of Directors of the Greater Philadelphia Venture Group. Mr. Bressner holds a Bachelor of Science degree in Business Administration from Boston University and a Masters of Business Administration degree from Babson College.

   Robert E. Mittelstaedt, Jr. Mr. Mittelstaedt served as our Non-Executive Chairman of the Board of Directors from 1989 to 1997. Since July 1, 2004 Mr. Mittelstaedt has been Dean of the W.P. Carey School of Business at Arizona State University. Prior to that, Mr. Mittelstaedt was Vice Dean of The Wharton School of the University of Pennsylvania since 1989. Mr. Mittelstaedt also serves on the Board of Directors of Laboratory Corporation of America Holdings, Inc. Mr. Mittelstaedt holds a Bachelor of Science degree in Mechanical Engineering from Tulane University and a Masters of Business Administration degree from The Wharton School of the University of Pennsylvania.

   Geoffrey S. M. Hedrick. Mr. Hedrick has been our Chief Executive Officer since he founded the company in February 1988 and our Chairman of the Board since 1997. Prior to founding the company, Mr. Hedrick served as President and Chief Executive Officer of Smiths Industries, North American Aerospace Companies. He also founded Harowe Systems, Inc. in 1971, which was subsequently acquired by Smiths Industries. Mr. Hedrick has over 35 years of experience in the avionics industry, and he holds a number of patents in the electronics, optoelectric, electromagnetic, aerospace and contamination-control fields.

   Winston J. Churchill. Mr. Churchill has been managing general partner of SCP Private Equity Partners since he founded it in 1996, and has over twenty-five years experience in private equity investing. Previously, he had formed Churchill Investment Partners, Inc. in 1989 and CIP Capital, L.P., another venture capital fund, in 1990. Prior to that, he was a managing partner of a private investment firm that specialized in leveraged buyouts on behalf of Bessemer Securities Corporation. From 1967 to 1983, he practiced law at the Philadelphia firm of Saul, Ewing, Remick and Saul and served as Chairman of its Banking and Financial Institutions Department, Chairman of the Finance Committee and a member of its Executive Committee. He is a Director of Amkor Technology, Inc. and Griffin Land and Nurseries, Inc., as well as a number of private companies. From 1989 to 1993, he served as Chairman of the Finance Committee of the Pennsylvania Public School Employees' Retirement System. He is currently a trustee of Fordham University, Georgetown University, Immaculata University, American Friends of New College Oxford, England, The Gesu School and Young Scholars Charter School. He was awarded a BS in Physics, summa cum laude, from Fordham University followed by a M.A. in Economics from Oxford University where he studied as a Rhodes Scholar, and a J.D. degree from Yale Law School.

   Benjamin A. Cosgrove. Prior to his retirement, Mr. Cosgrove was employed by Boeing for 44 years and held a number of positions, including Senior Vice President for Engineering in the Commercial Division. Mr. Cosgrove is currently a member of the NASA Advisory Council's Task Force on the Shuttle-Mir Rendezvous and Docking Missions and the Task Force on International Space Station Operational Readiness. Mr. Cosgrove holds a Bachelor of Science degree in Aeronautical Engineering and an honorary Doctorate degree in engineering from Notre Dame University.

Committees of the Board of Directors

   The Board maintains four standing committees: Audit, Compensation, Investment, and Nominating/Corporate Governance.

   Audit Committee. The Audit Committee makes recommendations to the Board with respect to various auditing and accounting matters, including the selection and compensation of our auditors, the scope of our annual audits, fees to be paid to the auditors, the performance and independence of our auditors and our accounting practices. The Audit Committee approves all services provided to the company by the independent public accountants. The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the company, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee has responsibility for, among other things, the planning and review of our annual and periodic reports and accounts and the involvement of our auditors in that process. Messrs. Rau (Chairman), Bressner and Marks are currently members of the Audit Committee. The Audit Committee is comprised solely of independent members, as independence for audit committee members is defined in the listing standards of the Nasdaq National Market. In addition, the Board has determined that at least one of the Audit Committee members, Mr. Marks, is an audit committee financial expert, as defined by SEC rules and regulations.

   Compensation Committee. The Compensation Committee recommends, reviews and oversees the salaries, benefits and stock option plans for our employees, consultants, directors and other individuals compensated by us. Messrs. Cosgrove (Chairman), Churchill and Mittelstaedt are currently the members of the Compensation Committee.

   Investment Committee. The Investment Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to recommendations pertaining to the investment of excess capital. Messrs. Churchill (Chairman), Bressner and Rau are currently members of the Investment Committee.

   Nominating/Corporate Governance Committee. We have a Nominating/Corporate Governance Committee, consisting of three non-employee directors. The Committee has adopted a formal written Charter that has been approved by the Board. The Charter specifies the scope of the Committee's responsibilities and procedures for carrying out such responsibilities. A copy of the Charter is available on our website, www.innovative-ss.com under the heading Investor Relations. The Committee members are Messrs. Mittelstaedt (Chairman), Churchill and Bressner, each of whom is independent, as that term is defined in the listing standards of the NASDAQ National Market.

   The Nominating/Corporate Governance Committee functions include establishing the criteria for selecting candidates for nomination to the Board; actively seeking candidates who meet those criteria; and making recommendations to the Board of nominees to fill vacancies on, or as additions to, the Board.

   The Committee seeks director candidates based upon a number of qualifications/criteria, including their independence, knowledge, judgment, character, leadership skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board's existing strengths relative to the Company's business. In the case of potential independent director candidates, such eligibility criteria shall be in accordance with SEC and NASDAQ rules.

   The Committee conducts an annual assessment of the size and composition of the Board and Committees and reviews with the Board the appropriate skills and characteristics required of Board members. The Committee has not yet relied upon third-party search firms to identify board candidates, but reserves the right to do so as required. To date the Committee has relied upon recommendations from a wide variety of its business contacts, including current executive officers, directors, community leaders, and shareholders as a source for potential board candidates.

   Neither the Nominating/Corporate Governance Committee nor the Company has engaged, or paid any fees to, a search firm in connection with the nomination of any of the Class II directors for election at the Annual Meeting covered by this Proxy Statement.

   The Committee will consider nominees for election to the Board that are timely recommended by shareholders provided that a complete description of the nominees' qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted in writing to the attention of Chairman, Nominating/Corporate Governance Committee, at our address at 720 Pennsylvania Drive, Exton, PA, 19341, and should not include self-nominations. Section 3.10 of the Company's by-laws contains provisions setting forth the requirements applicable to a stockholder nomination for director. These requirements are summarized in this Proxy Statement under the caption "Shareholder Proposals For 2005 Annual Meeting And Other Matters".

   Each of the current nominees for director listed under the caption "ELECTION OF DIRECTORS" is an existing director standing for re-election. In connection with the 2005 Annual Meeting, the Nominating/Corporate Governance Committee did not receive any recommendation for a candidate from any shareholder or group of shareholders owning more than 5% of our common stock.

   Our Annual Meeting of Shareholders provides an opportunity each year for shareholders to ask questions of or otherwise communicate directly with members of our Board of Directors on matters relevant to the Company. Each of our directors is requested to attend in person the Annual Meeting. Seven out of eight Company directors attended the Company's 2004 Annual Meeting of Shareholders. In addition, shareholders may, at any time, communicate in writing with the Chairman of the Nominating/Corporate Governance Committee by sending such written communication to the attention of Chairman, Nominating/ Corporate Governance Committee, at our address at 720 Pennsylvania Drive, Exton, PA, 19341, (fax (610) 646-0150).

   Copies of written communications received at such address will be provided to the Chairman of the Nominating/Corporate Governance Committee or the non-management directors as a group unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company's business or communications that relate to improper or irrelevant topics.

Meetings and Attendance

   During the fiscal year ended September 30, 2004, the full Board held six meetings. The Audit Committee met eight times, the Investment and Compensation Committees each met three times and the Nominating/Corporate Governance Committee met once. All directors attended at least 75% of the meetings of the full Board and the meetings of the committees on which they served.

   If you would like to communicate with the Company's directors, please send a letter to the following address: 720 Pennsylvania Drive, Exton, Pennsylvania 19341(fax (610) 646-0150). The appropriate officer at the Company will review each such communication and forward a copy to each member of the Board of Directors.

Compensation of Directors

   Each non-employee director who served on the Board at the beginning of our fiscal year (October 1, 2003), received shares of common stock with a fair market value of $25,000, determined as of such date. The shares vested quarterly during the fiscal year, provided that the director was still serving on the board on the date the shares are scheduled to vest. Additionally, each non-employee director receives $1,000 for each board meeting attended. All directors are reimbursed for reasonable travel and lodging expenses associated with attendance at meetings.

Compensation Committee Interlocks and Insider Participation

   No member of the Compensation Committee currently serves as an officer of the company. There are no compensation committee interlocks between us and any other entity involving us or such entity's executive officers or board members.

Code of Ethics

   We adopted a Code of Ethics (the "Code of Ethics") applicable to our Directors, our principal executive officer and principal financial and accounting officer and persons performing similar functions. In addition, the Code of Ethics applies to our employees, officers, agents and representatives. The Code of Ethics is posted on the Company's website, www.innovative-ss.com, under the heading Investor Relations.

Executive Officers

   Set forth below is a table identifying our executive officers who are not identified in the tables above. Biographical information for Mr. Hedrick is set forth above.


Name                                             Age   Position with the Company
----                                             ---   -------------------------
Roman G. Ptakowski ..........................    56    President
James J. Reilly .............................    64    Chief Financial Officer


   Roman G. Ptakowski has been our President since March 2003. Prior to that, Mr. Ptakowski served as a Group Vice President and General Manager at B/E Aerospace, Inc. Previously, Mr. Ptakowski was General Manager, Protective Relay Division of the ASEA Brown Bovari Power T&D Company, Inc. Mr. Ptakowski received a B.S. in Electrical Engineering from New York University and a MBA from Duke University.

   James J. Reilly. Mr. Reilly has been our Chief Financial Officer since February 2000. From 1996 to 1999, Mr. Reilly was employed by B/E Aerospace, Inc., Seating Products Group, where he served as Vice President and Chief Financial Officer. From 1989 to 1996, Mr. Reilly was employed by E-Systems, Inc. as Vice President and Principal Accounting Officer. Mr. Reilly holds both BS and MBA degrees from the University of Hartford.

                     INCREASE IN SHARES AVAILABLE UNDER THE
                        COMPANY'S 1998 STOCK OPTION PLAN

                             (Item 2 on Proxy Card)


   In November 1998, our Board adopted the Innovative Solutions and Support, Inc. 1998 Stock Option Plan (the "Option Plan"). The purpose of the Option Plan is to offer certain of our employees, consultants and directors options to acquire equity interests in us, thereby increasing their personal interest in our growth and success and providing them with an opportunity to share in the potential capital appreciation of our common stock.

   A summary description of the Option Plan is attached to this proxy statement as Exhibit A. This summary is qualified in its entirety by the full text of the Option Plan, a copy of which is attached to this proxy statement as Exhibit B. The Closing Price of a share of Common Stock on February 15, 2005 was $30.75. The Option Plan originally reserved 790,812 shares of our common stock, which was increased to 866,920 shares when upon our initial public offering in 2000 shares were split on a 1 to 1.09624 ratio. In November 2000, our Board adopted an amendment to the Option Plan that increased the total number of shares of common stock authorized for issuance under the Option Plan by 392,430 shares from 866,920 to 1,259,350 shares. At our annual meeting on October 31, 2001, our shareholders approved this increase to 1,259,350 shares.

   As of December 31, 2004, 194,012 shares (15.4% of the total pool) remain available for grant under the Option Plan. Subject to shareholder approval, the Compensation Committee of the Board has approved an increase in the number of shares available under the Option Plan from 1,259,350 to 2,259,350, which is an increase of 1,000,000 shares. A copy of the amendment which will be adopted if the increase in shares is approved by shareholders is attached to this Proxy Statement as Exhibit C.

   In unanimously recommending the approval of this increase to the full Board, the Compensation Committee of the Board reviewed the projected impact on the Company and our shareholders. Among other things, the Compensation Committee considered that additional option shares would be needed for the retention of present employees and the future recruitment of suitable management and technical talent needed to enhance our growth. We believe that our growth and long-term success depends in large part upon attracting, retaining and motivating key personnel, and that such retention and motivation can be achieved in part through the grant of stock options. We also believe that stock options will play an important role in our success by encouraging and enabling our directors, officers, consultants and other employees-upon whose judgment, initiative and efforts we depend-to acquire a proprietary interest in our long-term performance. We anticipate that providing these persons with a direct stake in us will ensure a closer identification of the interests of the participants in the plan with those of us, thereby stimulating the efforts of these participants to promote our future success and strengthen their desire to remain with our company.

   We believe that the proposed increase in the number of shares available for issue under the Option Plan will help us accomplish these goals and will keep our equity incentive compensation in line with that of other companies comparable to us.

   The Board of Directors recommends a vote FOR an increase in the number of shares authorized for issuance under the Option Plan.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

   The following table sets forth the cash compensation as well as certain other compensation paid or accrued during fiscal years 2004, 2003 and 2002 to the Named Executive Officers for services rendered in such years:


                                                                                                         Long-Term
                                                                                                        Compensation
                                                                                                           Awards
                                                                              Annual Compensation        Securities
                                                                            ------------------------     Underlying      All Other
Name and Principal Position                                                 Year    Salary     Bonus      Options      Compensation
---------------------------                                                 ----   --------    -----    ------------   ------------
Geoffrey S. M. Hedrick..................................................    2004   $350,000      --            --        $  5,936(1)
 Chief Executive Officer                                                    2003   $328,846      --            --              --
                                                                            2002   $300,000      --            --              --

Roman G. Ptakowski (2)..................................................    2004   $250,000                              $ 57,903(3)
 President                                                                  2003   $115,383               180,000        $ 17,091(3)

James J. Reilly.........................................................    2004   $180,000      --            --              --
 Chief Financial Officer                                                    2003   $160,349      --            --              --
                                                                            2002   $150,000      --            --              --

Roger E. Mitchell.......................................................    2004   $160,000      --            --        $342,478(4)
 Vice President Operations                                                  2003   $160,000      --            --              --
                                                                            2002   $146,154      --            --              --

---------------

(1)  Automobile allowance.

(2)  Mr. Ptakowski joined the Company in March 2003.

(3)  This amount represents a relocation bonus.

(4)  Exercise of stock options.

Stock Option Grants

   There were no stock option grants in fiscal year 2004 to any of the Named Executive Officers.

Stock Option Exercises and Holdings

   The following table sets forth the value of options held by each of the Named Executive Officers at September 30, 2004.

Aggregated Option Exercises in 2004 and Option Values at September 30, 2004


                                                                            Number of Securities
                                                                           Underlying Unexercised          Value of Unexercised
                                            Shares                               Options at               In-The-Money Options at
                                           Acquired                          September 30, 2004           September 30, 2004 (1)
                                              On            Value        ---------------------------    ---------------------------
Name                                     Exercise (#)    Realized ($)   Exercisable    Unexercisable    Exercisable   Unexercisable
----                                     ------------    ------------   -----------    -------------    -----------   -------------
Geoffrey S. M. Hedrick ...............        --              --              800             200       $   10,824      $    2,706
Roman G. Ptakowski ...................        --              --           60,000         120,000       $1,093,200      $2,186,400
James J. Reilly ......................        --              --           70,959          17,740       $  899,738      $  224,937
Roger E. Mitchell ....................        --              --           16,428             200       $  342,919      $    2,706

---------------

(1) The value of unexercised in-the-money options is based on the difference between the last sale price of a share of our common stock as reported on the Nasdaq National Market on September 30, 2004 ($24.53) and the exercise price of the options, multiplied by the number of options.

Equity Compensation Plan Information

   The following table gives information about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans and arrangements as of September 30, 2004, including the 1998 Stock Option Plan and the 2003 Restricted Stock Plan.


                                                                                                            Number of Securities
                                                                                                          remaining available for
                                                     Number of Securities          Weighted-average        future issuance under
                                                       to be issued upon          exercise price of         equity compensation
                                                    exercise of outstanding      outstanding options,   plans (excluding securities
Plan Category                                    options, warrants and rights    warrants and rights    reflected in second column)
-------------                                    ----------------------------    --------------------   ---------------------------
Equity compensation plans approved by
  security holders...........................               560,458                     $10.19                    215,769(1)
Equity compensation plans not approved by
  security holders...........................                     0                     $    0                          0
                                                            -------                     ------                    -------
Total........................................               560,458                     $10.19                    215,769(1)
                                                            =======                     ======                    =======

---------------

(1) Includes 194,012 stock options from the 1998 Stock Option Plan and 21,757 shares from the 2003 Restricted Stock Plan.

   In October 2003, under the 2003 Restricted Stock Plan, each non-employee director who served on the Board at the beginning of the fiscal year was entitled to receive shares of common stock with a fair market value of $25,000, determined as of the first day of the fiscal year. The shares vested quarterly during the fiscal year, provided that the director was still serving on the board on the date the shares were scheduled to vest. Six non-employee directors received a grant of 3,125 shares of restricted stock as of October 1, 2003 and one non-employee director received a prorated grant of 2,500 shares of restricted stock as of October 1, 2003. As of October 1, 2004 seven non-employee directors each received 999 shares subject to quarterly vesting discussed above.

Employment Contracts, Termination of Employment and Change in Control
Arrangements

   In March 2003, we entered into an agreement with Roman G. Ptakowski to serve as President at an annual salary of $250,000 and an annual performance incentive bonus of up to 30% of base salary based on performance of the business. The initial term of the agreement is for two years with yearly one-year renewal periods unless either party provides the other party with written notice of termination of the agreement not later than ninety-days (90) prior to the end of the then current term of the agreement. In the event that Mr. Ptakowski is involuntarily terminated without cause,

Mr. Ptakowski would be entitled to continue to receive compensation and benefits at the rate in effect at the time of termination until the end of the then current term of the agreement, provided however, that such amount shall not be less than six months of current salary and benefits. Amounts payable following such a termination shall be reduced by any compensation received for services rendered by Mr. Ptakowski to a subsequent employer. In addition, Mr. Ptakowski was granted options to purchase 180,000 shares of common stock at $6.31 per share. One-third of these options vest each year on the anniversary of the initial grant date.

   In the event that Mr. Ptakowski is involuntarily terminated without cause or resigns as a result of a material change in duties or a reduction in compensation or benefits following certain changes of control of Innovative Solutions and Support, Mr. Ptakowski would be entitled to receive a one time payment equal to Mr. Ptakowski's annual salary as then in effect within thirty
(30) days of the date of such termination in addition to continued compensation and benefits at the rate in effect at the time of termination until the end of the then current term of the agreement.

   On December 27, 2004 both parties concurred that the current agreement will be allowed to expire and will be replaced with one that continues with the same terms and conditions, provided that employment may be terminated by either party at any time on ninety-days prior notice.

                            STOCK PERFORMANCE GRAPH


   The following graph compares the percentage change in the cumulative total return on our common stock during the period from the commencement of public trading of our common stock on the NASDAQ National Market on August 4, 2000 until September 30, 2004, against the cumulative total return on the NASDAQ Composite Index and the Russell 2000 index during such period. The comparison assumes that $100 was invested at the beginning of such period in our common stock and in each of the foregoing indices and assumes the reinvestment of any dividends.

                 COMPARISON OF 4-YEAR CUMULATIVE TOTAL RETURN*
                 AMONG INNOVATIVE SOLUTIONS AND SUPPORT, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE RDG TECHNOLOGY COMPOSITE INDEX















 [GRAPHIC OMITTED]















*$100 invested on 8/4/00 in stock or on 7/3/99 in index-including reinvestment of dividends.
Fiscal year ending September 30.


                                                                                              Cumulative Total Return
                                                                                ---------------------------------------------------
                                                                                8/00      9/00     9/01     9/02     9/03     9/04
                                                                               ------    ------   -----    -----    ------   ------
Innovative Solutions and Support, Inc. .....................................   100.00    140.51   59.65    63.09     66.95   201.26
NASDAQ Stock Market (U.S.) .................................................   100.00    101.93   35.24    30.58     36.30    39.12
Russell 2000 ...............................................................   100.00    104.47   82.31    74.66    101.90   121.03

   The following report of the Compensation Committee and the performance graph on the previous page will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such Acts.

                      REPORT OF THE COMPENSATION COMMITTEE


   The Compensation Committee of the Board of Directors is composed of three non-employee directors. The Compensation Committee is responsible for setting and administering the policies that govern annual executive salaries, bonuses and stock ownership programs. The Compensation Committee annually evaluates the performance, and determines or recommends to the full Board the compensation, of the Chief Executive Officer and other executive officers.

   An executive officer's annual salary, including the Chief Executive Officer's salary, is established initially on the basis of subjective factors, including experience, individual achievements and the level of responsibility assumed at the Company. The Compensation Committee reviews an executive officer's annual salary, including the Chief Executive Officer's salary, periodically and makes adjustments based on each executive officer's past performance, expected future contributions, and the scope and nature of the responsibilities of the executive officer, including changes in responsibilities and market compensation practices.

   The Compensation Committee determined that for fiscal year 2004 (the twelve months ended September 30, 2004) the annual salary of the Chief Executive Officer would be increased to $400,000 from $350,000. There were no other annual salary increases or cash incentive compensation payments in fiscal year 2004. Certain bonus amounts for executive officers were accrued for in fiscal 2004 and paid out in fiscal 2005 as follows: Messrs Hedrick, Reilly and Mitchell each received $4,225.00 and Mr. Ptakowski received $30,000.00.

   Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the other named executive officers, excluding, among other things, certain performance-based compensation. Through September 30, 2004, this provision has not affected our tax deductions, and the Compensation Committee believes that, at the present time, it is unlikely that the compensation paid to any of our employees in a taxable year will exceed $1,000,000. The Compensation Committee intends to continue to evaluate the effects of the statute and any applicable regulations and to comply with Internal Revenue Code Section 162(m) in the future to the extent consistent with our best interests.

   Submitted by the Compensation Committee:

          Benjamin A. Cosgrove (Chairman)
          Winston J. Churchill
          Robert E. Mittelstaedt, Jr.

   The following report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such Acts.

                         REPORT OF THE AUDIT COMMITTEE


   The Audit Committee of the Board of Directors is composed of three non-employee directors. The role of the Audit Committee is to assist our Board in its oversight of our financial reporting process. The Board, in its business judgment, has determined that each director is independent as required by Rule 4200(a)(15) of the listing standards of the Nasdaq National Market. In addition, the Board has determined that at least one of the Audit Committee members, Mr. Marks, is an audit committee financial expert as defined by SEC rules and regulations. The Committee operates pursuant to a charter, a copy of which was attached to the 2003 Proxy Statement filed with the SEC on January 21, 2003. As set forth in the charter, management of the company is responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis.

   In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the year ending September 30, 2004 with management of the company and its independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, AU 1380, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

   Based upon the review, reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ending September 30, 2004 be included in the company's Annual Report on Form 10-K for the year ended September 30, 2004 as filed with the Securities and Exchange Commission.

   Submitted by the Audit Committee:

          Robert H. Rau (Chairman)
          Glen R. Bressner
          Ivan M. Marks

Related Party Transactions

   The Company incurred legal fees of $169,000, $128,000 and $116,000 with a law firm which is a shareholder of the Company for the years ended September 30, 2002, 2003 and 2004, respectively. The fees paid were comparable with the fees paid prior to the law firm's investment in the Company.

   The Company derived net sales of $0, $68,000 and $125,000 for the years ended September 30, 2002, 2003 and 2004, respectively, from an entity which is a shareholder, and purchased $0, $6,000 and $0 of component parts used in the manufacturing process from this related party during these years.

   For the years ended September 30, 2002, 2003 and 2004, respectively, the Company incurred service fees of $29,000, $19,000 and $125,000 with a commercial graphics firm controlled by an individual who is married to a shareholder and the daughter of the Company's Chairman and Chief Executive Officer.

                 SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
                               AND OTHER MATTERS


   Shareholders wishing to submit proposals for inclusion in the proxy statement for the 2006 Annual Meeting of Shareholders must submit such proposals to us at 720 Pennsylvania Drive, Exton, PA 19341, Attention: James
J. Reilly, on or before September 15, 2005. In order for the proposal to be included in the proxy statement, the shareholder submitting the proposal must meet certain eligibility standards and comply with the procedures established by the SEC as set forth in Rule 14a-8 of the Securities Exchange Act of 1934.

   On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, issued under the Securities Exchange Act of 1934. The amendment to Rule 14a-4(c)(1) governs a company's use of discretionary proxy voting authority for a shareholder proposal which the shareholder has not sought to include in our proxy statement. The amendment provides that if a proponent of a proposal fails to notify a company at least 45 days prior to the month and day of mailing of the prior year's proxy statement (or any date specified in an advance notice provision), then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to our 2006 Annual Meeting of Shareholders, if we are not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in our proxy statement, by December 8, 2005, the management proxies will be allowed to use their discretionary authority.

   Our by-laws provide that a shareholder proposal (including a shareholder nomination of a director) must meet certain predetermined requirements in order to be considered at the Annual Meeting. In order to be considered, a shareholder's proposal must be made in writing and delivered to or received at our principal executive offices not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the meeting in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders. However, in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, proposals must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The notice to the Secretary must set forth certain information as specified in our by-laws.

   As of the date of this proxy statement, the Board knows of no other business which may properly be and is likely to be brought before the annual meeting. If a shareholder proposal that was excluded from this proxy statement in accordance with Rule 14a-8 of the Securities Act or our by-laws is properly brought before the annual meeting, it is intended that the proxy holders will use their discretionary authority to vote the proxies against said proposal. If any other matters should arise at the annual meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

Independent Auditors

   The audit committee retained Deloitte & Touche, LLP to provide audit services for the fiscal years ended September 30, 2004 and 2005. A representative of Deloitte & Touche, LLP will be present at the meeting and will have an opportunity to make a statement and, also, respond to appropriate questions from shareholders.

   Services provided by Deloitte & Touche, LLP included an audit of the consolidated financial statements of the company and services related to filings made with the SEC. The aggregate fees billed by Deloitte & Touche, LLP in connection with services rendered during fiscal year ended September 30, 2003 and 2004 were:

                                                   FY 2003    FY 2004
                                                  --------    --------
Audit Fees....................................    $170,000    $191,000
Audit Related Fees............................    $ 13,000    $  6,300
Tax Fees......................................    $ 56,411    $ 48,549
All Other Fees................................          --          --
                                                  --------    --------
Total.........................................    $239,411    $245,849
                                                  ========    ========


   The Audit Committee's policy is to pre-approve the engagement of accountants to render all audit and tax-related services for the Company, as well as any changes to the terms of the engagement. The Audit Committee will also pre-approve all proposed non-audit related services to be provided by the Company's independent auditors. The Audit Committee reviews the terms of the engagement, a description of the engagement, and a budget for the engagement. The request for services must be specific as to the particular services to be provided. Requests are aggregated and submitted to the Audit Committee in one of the following ways: requesting approval of services at a meeting of the Audit Committee, through a written consent or by a designated member of the Audit Committee. The Audit Committee approved all 2004 fees paid to the independent accountants.

   Pursuant to the adoption of the revised Audit Committee Charter, the Board of Directors has adopted a policy which prohibits the Company from entering into non-audit related consulting agreements for financial information systems design and implementation, for certain other services considered to have an impact on independence, and for all other services prohibited by the Sarbanes-Oxley Act of 2002 and new Securities and Exchange Commission regulations. The policy also contains procedures requiring Audit Committee pre-approval of all audit and permitted non-audit services provided by the Company's independent auditors.



By Order of the Board of Directors

Geoffrey S.M. Hedrick
Chairman of the Board and Chief Executive Officer

February 15, 2005

                                                                      EXHIBIT A

Summary of 1998 Stock Option Plan

   The key provisions of the 1998 Stock Option Plan, as proposed to be amended, are as follows:

   Purpose. The Option Plan is intended to recognize the contributions made by our employees, directors, consultants and advisors to us, to provide optionees with additional incentive to devote themselves to our future success, and to improve our ability to attract, retain, and motivate individuals upon whom our sustained growth and financial success depend, by providing eligible individuals with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's common stock.

   Number of Shares. The aggregate maximum number of shares that may be issued under the Option Plan, if the increase in shares proposed in this proxy is approved by shareholders will be 2,259,350, subject to the adjustments described below. If any shares subject to any option are forfeited, or an option is terminated without issuance of shares, the shares subject to such option will again be available for grant under the Option Plan.

   Administration. The Option Plan is administered by the Compensation Committee appointed by our Board of Directors.

   Eligibility. All of our employees, officers, directors, consultants and advisors are eligible to receive options under the Option Plan. To be eligible to receive grants, consultants and advisors must have rendered bona fide services, and such services must not be in connection with a capital raising transaction.

   Term of Stock Option Plan. No options may be granted under the Option Plan after November 13, 2008, or an earlier date established by our Board.

   Options. Options granted under the Option Plan may be either incentive stock options (ISOs) or non-qualified stock options. ISOs are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Unless an option is specifically designated at the time of grant as an ISO, the option will be non-qualified. Options to purchase more than 300,000 shares may not be issued to any participant in any fiscal year.

   Exercise Price. The exercise price of an ISO must be at least equal to the fair market value of a share of our common stock on the date the option is granted, or at least 110% of the fair market value of a share of common stock on the date an ISO is granted if the recipient owns shares possessing more than 10% of the total voting power of our stock. The exercise price of non-qualified stock options may be less than, equal to or greater than the fair market value of our common stock on the date of grant. The aggregate fair market value on the date of grant of the common stock for which an ISO is exercisable for the first time by an optionee during any calendar year may not exceed $100,000.

   Termination of Options. All options terminate on the earliest of: (a) the expiration of the term specified in the option, which may not exceed ten years from the date of grant or five years from the date of grant of an ISO if the optionee on the date of grant owns, directly or by attribution, shares possessing more than 10% of the total combined voting power of all of our stock; (b) the expiration of three months from the date an optionee's employment or service with us or our affiliates terminates for any reason other than disability, death or as set forth in clauses (d) and (e) below; (c) the expiration of one year from the date an optionee's employment or service with us or our affiliates terminates by reason of disability or death; (d) the date on which a determination is made by the Committee that the optionee has breached his or her employment or service contract with us or an affiliate, has been engaged in disloyalty or has disclosed trade secrets or confidential information; or (e) the date set by the Committee as an accelerated expiration date in the event of a change of control. The Committee, in its discretion, may provide for additional limitations on the terms of any option.

   Transfers. No option granted under the Option Plan may be transferred, except by will or the laws of descent and distribution or, at the discretion of the Committee, an option may be transferred to the optionee's spouse, children or grandchildren or to a trust or partnership created solely for the benefit of the optionee and the foregoing persons.

   Payment. An optionee may pay for shares covered by an option (a) in cash, certified check or by such other mode of payment as the Committee may approve, including payment in whole or in part in shares of common stock held by the optionee for at least six months, (b) on a deferred basis as determined by the Committee, (c) pursuant to a broker promptly paying an amount of sales or loan proceeds sufficient to pay the option price, or (d) any combination of the above.

   Provisions Relating to a Change of Control. Upon the occurrence of a change of control, all options become immediately vested and exercisable in full, provided that any acceleration of exercisability which would cause an ISO to become a non-qualified option may be made only with the consent of the optionee. In addition, the Committee may take whatever action with respect to options outstanding as it deems necessary or desirable, including acceleration of the expiration or termination date of the options.

   Adjustments. In the event that a dividend or a stock split is declared with respect to the shares of common stock, the number of shares subject to any option outstanding and the number of shares reserved for the grant of options but not yet subject to an option will be adjusted by adding the number of shares which would have been distributable with respect to the shares of common stock if they had been outstanding. In the event that outstanding shares are changed into or exchanged for a different number or kind of our shares of stock or other securities or of another corporation, we will substitute for each share of common stock the number and kind of shares of stock or other securities into which each outstanding share was changed or for which each share was exchanged. In the case of any substitution or adjustment, the option price for each share of common stock or other security which was substituted for each share covered by an outstanding option will be adjusted appropriately to reflect the substitution or adjustment.

   Amendments. Our Board may amend the Option Plan from time to time in such manner as it may deem advisable. Nevertheless, our Board may not, without obtaining shareholder approval, change the class of individuals eligible to receive an ISO or increase the maximum number of shares for which options may be granted or make any other change or amendment as to which shareholder approval is required in order to satisfy the conditions set forth in the rules promulgated under the Securities Exchange Act of 1934.

   Federal Income Tax Consequences. The following summary of the federal income tax consequences applicable to options awarded under the Option Plan does not purport to be complete. This general summary of Federal income tax consequences does not address other taxes or state, local, or foreign taxes. Participants in the Option Plan are advised to consult their own tax advisors regarding the tax effects of their participation in the Option Plan.

   Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option will result in federal taxable income to an option holder or a deduction to us. Only employees may receive incentive stock options. To receive special tax treatment as an incentive stock option under the Code as to shares acquired upon exercise of an incentive stock option, an option holder must neither dispose of such shares within two years after the incentive stock option is granted nor within one year after the exercise of the option. In addition, the option holder must be an employee at all times between the date of grant and the date three months, or one year in the case of disability, before the exercise of the option. Special rules apply in the case of the death of the option holder. Incentive stock option treatment under the Code generally allows the sale of common stock received upon the exercise of an incentive stock option to result in any gain being treated as short-term or long-term capital gain to the option holder depending upon the period the stock underlying the incentive stock option has been held, but we will not be entitled to a tax deduction. However, the exercise of an incentive stock option, if the holding period rules described above are satisfied, will give rise to income includable by the option holder in his or her alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.

   If an incentive stock option recipient disposes of the shares received upon exercise before complying with the requisite holding periods, the recipient will recognize ordinary income equal to the lesser of: (1) the sales price or
(2) the fair market value of the shares on the date of exercise; over the exercise price of the option, and we will be entitled to a corresponding deduction. Any proceeds in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon whether the shares have been held for more than one year. If the sales price is less than the exercise price of the option, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year. We will not be entitled to any deduction for amounts that the recipient treat as capital gain or loss

   Nonqualified Stock Options. No income will be recognized by an option holder at the time a nonqualified stock option is granted. Generally, an option holder will recognize ordinary income at the time a vested nonqualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price. We will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her nonqualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a vested nonqualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any nonqualified stock option will be equal to the sum of the exercise price of such nonqualified stock option and the amount included in income with respect to such option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

   Generally, when the shares underlying a nonqualified stock option are received, the holder will recognize ordinary income, and we will be entitled to a deduction, equal to the difference between the fair market value of the stock at such time and the exercise price paid by the holder for the stock. Subsequently realized changes in the value of the stock generally would be treated as long-term or short-term capital gain or loss, depending on the length of time the shares were held prior to disposition of such shares.

   Additional special rules may apply to certain option holders who are subject to the rules set forth in Section 16 of the Exchange Act.

                                                                      EXHIBIT B

          INNOVATIVE SOLUTIONS AND SUPPORT, INC.1998 STOCK OPTION PLAN


   Innovative Solutions and Support, Inc. (the Company) hereby establishes and adopts the Innovative Solutions and Support, Inc. 1998 Stock Option Plan, as set forth in this document.

   1. Purpose. The Plan is intended to recognize the contributions made to the Company or an Affiliate by employees of the Company or any Affiliate (as hereinafter defined), members of the Board of Directors of the Company or any Affiliate, and certain consultants and advisors to the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or any Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, $.001 par value (the "Common Stock").

   2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

      a    "Act" means the Securities Act of 1933, as amended.

      b "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

      c    "Board of Directors" means the Board of Directors of the Company.

      d "Change of Control" shall have the meaning set forth in Section 9 of the Plan.

      e    "Code" means the Internal Revenue Code of 1986, as amended.

      f "Committee" means the committee designated by the Board of Directors in accordance with the provisions of Section 3 of the Plan.

      g "Company" means Innovative Solutions and Support, Inc., a Pennsylvania corporation.

      h "Disability" shall mean, in the case of an Optionee who is covered by a disability policy or plan paid for or provided by the Company, a condition which entitles the Optionee to benefits under the policy or plan. If there is no such policy or plan covering the Optionee, Disability shall mean a mental or physical condition which renders the Optionee incapable of performing his duties for the Company and which is expected to be permanent, as determined by the Committee.

      i "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      j "Fair Market Value" shall have the meaning set forth in Section 8(b) of the Plan.

      k "ISO" means an Option granted under the Plan which is an incentive stock option within the meaning of Section 422(b) of the Code.

      l "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an ISO.

      m "Option" means either an ISO or a Non-qualified Stock Option granted by the Company under the Plan.

      n "Optionee" means a person to whom an Option has been granted under the Plan.

      o "Option Document" means the written document described in Section 8 of the Plan evidencing the Option and setting forth the terms and conditions upon which the Option is granted and upon which it may be exercised.

      p "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as determined pursuant to Section 8(b) of the Plan.

      q "Plan" means the Innovative Solutions and Support, Inc. 1998 Stock Option Plan.

      r "Shares" means the shares of Common Stock of the Company which are the subject of Options, except as the same may be modified pursuant to the terns of Section 10 of the Plan.

   3.  Administration of the Plan.

      a Committee. The Plan shall be administered by a committee appointed by the Board of Directors composed of two or more outside directors within the meaning of Section 162(m) of the Code. No person shall be eligible or continue to serve as a member of the Committee unless such person is an "outside director" as aforesaid. Members of the Committee shall serve at the pleasure of the Board of Directors which shall also fill any vacancies in the membership of the Committee.

      b Meetings. The Committee shall hold meetings at such times and places as it may determine and shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof, and acts approved at a meeting or acts approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

      c Grants. The Committee shall from time to time, in its discretion, direct the Company to grant Options pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the Optionees to whom, the times at which, and the price at which Options shall be granted, (ii) determine the type of Option to be granted and the number of Shares subject thereto, and (iii) approve the form and terms and conditions of the Option Documents; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee shall take into account the nature of the Optionee's services and responsibilities, the Optionee's present and potential contribution to the Company's success and such other factors as the Committee may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under the Plan, and of any Option Document, shall be final, binding and conclusive.

      d Exculpation. No member of the Committee or of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, provided that this Section 3( d) shall not apply to (i) any breach of such member's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 1553 of the Pennsylvania Business Corporation Law, as amended, or (iv) any transaction from which the member derived an improper personal benefit.

      e Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Articles of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options there under in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of the action, suit or proceeding.

   4. Grants under the Plan. Grants under the Plan may be in the form of a Non-qualified Stock Option. an ISO or a combination thereof, at the discretion of the Committee. More than one Option may be granted to any individual, and each such grant may include Options which are intended to be ISOs and Options which are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan.

   5. Eligibility. All employees and members of the Board of Directors of, and consultants and advisors to, the Company or an Affiliate shall be eligible to receive Options hereunder.

   6. Shares Subject to Plan. The aggregate maximum number of Shares for which Options may be granted pursuant to the Plan is 790,812, subject to adjustment as provided in Section 10 of the Plan. The Shares shall be issued from either authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, the Shares for which the Option was not exercised may again be the subject of further Option grants under the Plan.

   7. Term of the Plan. No Option may be granted under the Plan after November 13, 2008 or the earlier termination of the Plan.

   8. Option Documents and Terms. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall specifically be designated an ISO at the time of grant. If any Option designated as an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. The grant of each Option under the Plan shall be evidenced by one or more Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall be executed by the Company as promptly as possible following such grant. Each Option Document shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan, and the Option Document shall expressly state the provisions of the Plan or incorporate them by reference.

      a Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains.

      b Option Price. Each Option Document shall, subject to adjustment as provided in Section 10 of the Plan, state the Option Price which, for a Non-qualified Stock Option, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Section 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, stock possessing more than ten percent of the total combined voting power of an classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market, the last reported sale price thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Common Stock is not traded in a public market on the relevant date, the Fair Market Value shall be as determined in good faith by the Committee.

      c Exercise. An Option granted under the Plan may be exercised in whole or in part to the extent then exercisable under the terms of the Option Document and this Plan, provided that no Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise on such form or forms as the Committee may prescribe for this purpose) and of payment in fun (except as otherwise provided in

           Section 8( d) of the Plan) of the Option Price for the Shares to be purchased. Moreover, except as an Option Document may otherwise provide, no Option may be exercised within six months of the date of grant. Each such notice of exercise shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current and effective registration statement or qualified Offering Statement under Regulation A under the Securities Act) contain the Optionee's acknowledgment in full and substance satisfactory to the Company that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Optionee has been advised and understands that (A) the Shares have not been registered under the Act, are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration,
           (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company in its sole discretion determines that issuance of Shares should be delayed pending (I) registration under federal or state securities laws, (II) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (III) the listing, registration, qualification or inclusion of the Shares on any securities exchange or an automated quotation system or under any state or federal law or (IV) the consent or approval of any governmental regulatory body whose consent or approval is necessary or desirable in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

      d Medium of Payment. Upon exercise of an Option, the aggregate Option Price for the Shares as to which the Option is being exercised shall, in the discretion of the Committee, be (i) paid in U.S.
           funds by cash (including a check, draft or wire transfer made payable to the order of the Company), or delivery of stock certificates for Shares of the Company's Common Stock, free of all liens, claims and encumbrances of every kind, and endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange evidencing Shares which have been held for more than six months (in which case the value of such Shares shall be deemed to be their Fair Market Value on the date of exercise of the Option), (ii) paid on a deferred basis upon such terms and conditions as the Committee in its discretion shall provide, (iii) deemed to be paid provided the notice of exercise of the Option is accompanied to the Committee's satisfaction by a copy of irrevocable instructions to a broker to promptly deliver to the Company an amount of sales or loan proceeds sufficient to pay the Option Price in full, or (iv) a combination of the foregoing. If any part of the Option Price is to be paid on a deferred basis, the Shares with respect to which payment is deferred shall be registered in the name of the Optionee, but the certificate representing such Shares shall serve as security to the Company for the payment of the Option Price and shall not be delivered to the Optionee until the Option Price for said Shares has been paid in full.

      e    Termination of Options.

           No Option or any unexercised installment thereof shall be exercisable after the first to occur of the following:

           A Expiration of the Option term specified in the Option Document which, subject to earlier termination as hereinafter provided, shall not exceed (1) ten years from the date of grant, or (2) five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly and/or by attribution under
                 Section 424(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of an Affiliate;

           B Expiration of three months from the date the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than Disability or death or as otherwise specified in Subsection 8(e)(i)(D) or 8(e)(i)(E) below; provided, however, that such Option was exercisable on the date of termination of employment or service under the provisions of the Option Document or the Committee specifically waives the restrictions relating to exercisability, if any, contained in the Option Document.

           C Expiration of one year from the date such employment or service with the Company or its Affiliates terminates due to the Optionee's Disability or death, whether or not the Option was exercisable on the date of such termination under the provisions of the Option Document relating thereto. The determination of whether the termination of the Optionee's employment or service with the Company is due to Disability shall be made by the Committee, and such determination shall be final and binding on the Company and the Optionee;

           D A finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has committed an intentional or grossly negligent act detrimental to the interests of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price of such Shares. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture; or

           E The date, if any, set by the Board of Directors as an accelerated expiration date in the event of a Change of Control.

      f Notwithstanding the Option termination provisions of Section 8(e)(i), the Committee, in it sole discretion, may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Section 8(e)(i)(A), provided that any change pursuant to this Section 8(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

      g Transfers. Except as otherwise provided by law, no Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him or his guardian or legal representative. Notwithstanding the foregoing, the Committee in its sole discretion may permit the transfer of an Option, without payment of consideration, to immediate family members of the Optionee or to trusts or partnerships for such family members.

      h Limitation on ISO Grants. In no event shall the aggregate fair market value of the Shares of Common Stock (determined at the time an ISO is granted) with respect to which incentive stock options under all incentive stock option plans of the Company or its Affiliates are exercisable for the first time by the Optionee during any calendar year exceed $100,000 or such greater sum as may here after be permitted under Section 422 of the Code.

      i Conversion of ISO to Non-Qualified Stock Option. An Optionee shall have the right, at the Optionee's election and upon notice to the Company, to convert or to otherwise cause the conversion of ISO's granted to the Optionee hereunder into Non-qualified Stock Options--provided, that Optionee shall indemnify and hold harmless the Company from and against any loss or damage resulting from such conversion, including, but not limited to, any loss incurred by reason of the nonavailability of any deduction to the Company under federal income tax law.

      j Other Provisions. Subject to the provisions of the Plan, each Option Document shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

      k Amendment. The Committee shall have the right to amend any Option Document issued to an Optionee to the extent the terms to be amended are within the Committee's discretion as provided in the Plan but subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made pursuant to Section 8(e)(i)(E) or Section 9 of the Plan, as applicable.

   9. Change of Control. In the event of a Change of Control, all Options then outstanding under the Plan immediately shall become vested and exercisable in full--provided that any acceleration of exercisability of options under this
Section 9 which would cause an ISO to become a Non-Qualified Stock Option may be made only with the consent of the Optionee. In addition, in the event of a Change of Control, the Committee may take whatever other action with respect to Options outstanding as it deems necessary or desirable, including without limitation, accelerating the expiration date of any Options. Any amendment to this Section 9 which diminishes the rights of Optionees shall not be effective with respect to Options outstanding at the time of adoption of such amendment, whether or not such outstanding Options are then exercisable.

   A "Change of Control"shall be deemed to have occurred upon the earliest to occur of the following events: (a) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, (b) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, (c) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) and the shareholders of the other constituent corporation (or its board of directors if shareholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or made pursuant to this Section 10, the Company will, upon request, deliver to the Optionee a certificate of its Secretary setting forth the Option Price thereafter in effect and the number and kind of shares or other securities thereafter purchasable on the exercise of such Option.

   10. Adjustments. In the event that a dividend shall be declared upon the Common Stock payable in Shares of Common Stock or if a stock split is declared with respect to the Common Stock, the number of Shares of Common Stock then subject to any Option outstanding under the Plan and the number of Shares reserved for the grant of Options pursuant to the Plan but not yet subject to an Option shall be adjusted by adding to each such Share the number of shares which would be distributable in respect thereof if such Shares had been outstanding on the date fixed for determining the shareholders of the Company entitled to receive such stock dividend or stock split. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split combination of shares, merger, consolidation or otherwise, there shall be substituted for each Share of Common Stock subject to any such Option and for each Share of Common Stock reserved for the grant of Options pursuant to the Plan but not yet subject to an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall have been so changed or for which each such share shall have been exchanged. In the event there shall be any change, other than as specified above in this Section 10, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Board of Directors shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of Shares theretofore reserved for the grant of Options pursuant to the Plan but not yet subject to an Option and of the Shares then subject to Options, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan and of each Option outstanding there under. In the case of any such substitution or adjustment as provided for in this Section 10, the Option Price for each Share of stock or other security which shall have been substituted for each Share of Common Stock covered by an outstanding Option shall be adjusted appropriately to reflect such substitution or adjustment. No adjustment or substitution provided for in this Section 10 shall require the Company to sell a fractional share of Common Stock, and the total substitution or adjustment with respect to each outstanding Option shall be limited accordingly. Upon any adjustment employees subject to Section 162(m) of the Code, transactions under the Plan are intended to avoid the loss of a deduction under that Code section. Accordingly, to the extent any provision of the Plan or action by the Committee fails to comply with Section 162(m) of the Code to avoid the loss of a deduction, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Company.

   11. Amendment or Termination of the Plan. The Board of Directors may terminate the Plan in whole or in part at any time or amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company shall not (a) change the class of individuals eligible to receive an ISO, (b) increase the maximum number of Shares as to which Options may be granted or (c) make any other change or amendment to which shareholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 promulgated under the Exchange Act, in each case without obtaining approval, within twelve months before or after such action, by vote of a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter. No amendment to the Plan, however, shall adversely affect any outstanding Option in any material respect without the consent of the Optionee.

   12. No Commitment to Retain. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee in the employ or service of the Company or an Affiliate and/or as a member of the Company's Board of Directors or in any other capacity, and nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate the employment or service of an Optionee.

   13. Withholding of Taxes. The Company shall deduct or withhold an amount sufficient to satisfy all Federal, state and local taxes required by law to be withheld with respect to any grant or exercise of an Option or other transaction under the Plan which gives rise to a withholding obligation and, in so doing, the Company shall by agreement with the Optionee or unilaterally take such action as it deems necessary or prudent to protect the Company's interest with respect to such withholding obligations. In the sole discretion of the Committee, and subject to such conditions or limitations as the Committee shall prescribe, an Optionee may satisfy the withholding obligation, in whole or in part, by electing to have the number of Shares to be issued upon exercise of an Option reduced by a number of Shares having a Fair Market Value equal to the desired withholding amount or by surrendering to the Company Shares which the Optionee has held for more than six months having an equivalent Fair Market Value. If the method of payment for the Shares is from a loan or sale by a broker of the Shares acquired on exercise of the Option, the withholding obligation shall be satisfied from the proceeds of such loan or sale.

   14. Interpretation. It is the intent of the Company that transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) of the Exchange Act) satisfy the conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent that any provision of the Plan or action by the Committee would result in a conflict with or fail to comply with any such condition, such provision or action shall be deemed advisable by the Company. This Section 14 shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Exchange Act. In addition, with respect to into such other corporation other than, in either case, a merger or consolidation of the Company in which holders of Shares of Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation's voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders' ownership of Common Stock immediately before the merger or consolidation, (d) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (other than (i) the Company or any of its Affiliates or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates, or (ii) any other person who, as of January 1, 1995, shall have been the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of outstanding shares of Common Stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than 30% of the outstanding shares of Common Stock, or (e) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two years, unless the nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

   15. Governing Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws and regulations and to such approvals by any governmental agency or national securities exchanges as may be required. To the extent not pre-empted by Federal law, the Plan and all Option Documents hereunder shall be construed in accordance with and governed by the laws of Pennsylvania.

                                                                      EXHIBIT C

                                AMENDMENT TO THE
                     INNOVATIVE SOLUTIONS AND SUPPORT, INC.
                             1998 STOCK OPTION PLAN


Pursuant to the authority reserved to it under Paragraph 11 of the Innovative Solutions and Support, Inc. 1998 Stock Option Plan (the "Plan"), and approval by the Company's shareholders at its annual shareholders' meeting on March 31, 2005, the Board of Directors of the Company hereby amends the Plan, effective as of April 1, 2005, as follows:

The first sentence of Section 6 of the Plan is hereby amended in its entirety to read as follows:

   "The aggregate maximum number of Shares for which Options may be granted pursuant to the Plan is 2,259,350, subject to adjustment as provided in
Section 10 of the Plan."

                            ************************

   To record the adoption of this Amendment to the Plan, the Company has caused its authorized officer to affix its corporate name hereto effective as of the day and year first written above.

                             INNOVATIVE SOLUTIONS AND SUPPORT, INC.


                             By:  ________________________________________

                             Name: ________________________________________

                             Title: ________________________________________

                                                                           PROXY
                     INNOVATIVE SOLUTIONS AND SUPPORT, INC.
                720 PENNSYLVANIA DRIVE, EXTON, PENNSYLVANIA 19341
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           PROXY FOR THE MARCH 31, 2005 ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints Mr. Geoffrey S. M. Hedrick and Mr. James J. Reilly and either of them as proxies, each with power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated below, all the shares of Common Stock held of record by the undersigned on February 15, 2005 at the Annual Meeting of Shareholders of Innovative Solutions and Support, Inc., to be held on March 31, 2005, at the Company's corporate offices, 720 Pennsylvania Drive, Exton, Pennsylvania beginning at 10:00 a.m. local time, or at any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE AS TO ANY PARTICULAR ITEM, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED ON THIS PROXY AND "FOR" THE ADDITIONAL STOCK OPTION SHARES.

|X| Please mark your votes as in this example.

1. Election of Class II Directors for a term of three years:
                                   _                     _
   Glen R. Bressner               |_|  FOR NOMINEE      |_|  WITHHOLD AUTHORITY
                                   _                     _
   Robert E. Mittelstaedt, Jr.    |_|  FOR NOMINEE      |_|  WITHHOLD AUTHORITY

2. Increase the number of shares authorized for issuance under the Company's 1998 Stock Option Plan from 1,259,350 to 2,259,350
                          _        _                     _
                         |_|  For |_|    Against        |_|  Abstain


           PLEASE SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE.

                  (Continued and to be signed on reverse side.)


                     INNOVATIVE SOLUTIONS AND SUPPORT, INC.

    In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournments thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1 AND 2. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS NO. 1 AND 2.

    Attendance of the undersigned at the meeting, or at any adjournment or postponement thereof, will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting or session the intention of the undersigned to vote said share(s) in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity, as well as individually.

                                          PLEASE MARK, SIGN, DATE AND RETURN THE
                                          PROXY CARD PROMPTLY USING THE
                                          ENCLOSED ENVELOPE.

                                          Date:


                                          SIGNATURE

                                          Date:


                                          SIGNATURE (if jointly owned)

                                          Note: Please sign name(s) exactly as
                                          appearing hereon. When signing as
                                          attorney, executor, administrator or
                                          other fiduciary, please give your full
                                          title as such. Joint owners should
                                          each sign personally. When signing as
                                          a corporation or a partnership, please
                                          sign in the name of the entity by an
                                          authorized person.

|_| Please check this box if you plan to attend the meeting.